Fidelity & Guaranty Life Declares Quarterly Dividend

DES MOINES, Iowa, November 9, 2017 -- Fidelity & Guaranty Life (NYSE: FGL) announced today that its Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on December 11, 2017 to shareholders of record as of the close of business on November 27, 2017.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life is headquartered in Des Moines, Iowa, and trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.

Investor Contact:
Diana Hickert-Hill
Fidelity & Guaranty Life
Investors@fglife.com
410-487-0992

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar
212-687-8080

Source: Fidelity & Guaranty Life